Exhibit 99.2

News Release

FOR IMMEDIATE RELEASE	Contact:	Linda McNeill
Bristow Group Inc.
(713) 267-7622

BRISTOW GROUP ANNOUNCES QUARTERLY DIVIDEND

HOUSTON, November 5, 2012 – Bristow Group Inc. (NYSE: BRS), the leading provider of helicopter services to the offshore energy industry, announced today that its Board of Directors has declared a quarterly dividend of $0.20 per share of common stock issued and outstanding at the close of business on November 30, 2012 (the “Record Date”). The dividend will be payable on December 14, 2012 to stockholders of record at the close of business on the Record Date. There were 35,980,223 shares of Bristow’s common stock issued and outstanding as of October 31, 2012.

ABOUT BRISTOW GROUP INC.

Bristow Group Inc. is the leading provider of helicopter services to the worldwide offshore energy industry based on the number of aircraft operated and one of two helicopter service providers to the offshore energy industry with global operations. Bristow has major transportation operations in the North Sea, Nigeria and the U.S. Gulf of Mexico, and in most of the other major offshore oil and gas producing regions of the world, including Alaska, Australia, Brazil, Canada, Russia and Trinidad. For more information, visit Bristow’s website at www.bristowgroup.com.

###